Exhibit 23.2

INDEPENDENT AUDITOR’S CONSENT

The Board of Directors
Deckers Outdoor Corporation:

      We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” and “Selected Consolidated Financial Data” in the prospectus. Our report refers to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, on January 1, 2002.

/s/ KPMG LLP

Los Angeles, California

April 7, 2004